Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 1998, on our audits of the consolidated financial statements of Netegrity, Inc. as of December 31, 1997 and December 31, 1996 and for the fiscal year ended December 31, 1997, the nine-month transition period ended December 31, 1996 and the fiscal year ended March 31, 1996 which report is included in the Company's Annual Report on Form 10-K.


                                          /s/ PricewaterhouseCoopers, L.L.P.
                                          PricewaterhouseCoopers, L.L.P.




Boston, Massachusetts
July 7, 1998

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